UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10


                  GENERAL FROM FOR REGISTRATION OF SECURITIES
     Pursuant to Section 12(b)or (g) of the Securities Exchange Act of 1934


    LUIS ROSENDO MUNOZ
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                           (Exact name of registrant)


       A11126865                                                   336541124
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(State or other jurisdiction of incorporation or organization)   (I.R.S. E.I.N.)


1209 WEST FLOURNOY STREET   CHICAGO,  ILLINOIS                        60607
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     (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code  312-735-0809
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Securities to be registered pursuant to Section 12(b) 0f the Act:


         Title of each class             Name of each exchange on which
         To be so registered             each class is to be registered

         Bond #85031486                  Sixth Federal Reserve
                                         District Bank


Securities to be registered pursuant to Section 12 (g) of the Act:

                                   F 85031486
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                                (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer", "smaller reporting company", in rule 12b-2 of the Exchange Act.


         Large accelerated filer [X]           Accelerated filer       [ ]

         Non-accelerated filer   [ ]           Smaller reporting filer [ ]

                 Information Required In Registration Statement

Item 1: As a point of information on the filing of this form, is in order to inform the SEC of the registrant filing for a Federal Reserve Master Account Holder status for my personal banking use. (Title 31 USC, UCC- 1-201 (4), UCC1-201 (30), UCC9-102 (8))

Item  1A:   Is not material to the registrant filing.

Item 2: My application for a master account with the Federal Reserve Bank of Atlanta, is for my personal use, and there is no involvement of a operating business, therefore, no financial nor risk statements are material.

Item  3-10: Is not material to the registrant  filing.

Item 11: Security Bond # F 85031486 is registered with the Sixth Federal Reserve District Bank of Atlanta.

Item  12-15:  Is not material to the registrant  filing.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Date: 02/06/2013                           LUIS ROSENDO MUNOZ
                                    -------------------------------
                                             (Registrant)

                                    By: /s/ LUIS ROSENDO MUNOZ
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                                             (Signature)
                                        Master Account Holder